                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     /X/ Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     / / Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WINNERS ENTERTAINMENT, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                PRELIMINARY COPY


                          WINNERS ENTERTAINMENT, INC.
                             1461 GLENNEYRE STREET
                                    SUITE F
                        LAGUNA BEACH, CALIFORNIA  92651





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Winners Entertainment, Inc. to be held on October 15, 1996 at 10:00 a.m. local time, at the Minneapolis Marriott, City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

         On behalf of the Officers and Directors of Winners Entertainment, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.


                                        For the Board of Directors,



                                        EDSON R. ARNEAULT
                                        Chairman of the Board of Directors and
                                        President



September 13, 1996

                          WINNERS ENTERTAINMENT, INC.
                             1461 GLENNEYRE STREET
                                    SUITE F
                        LAGUNA BEACH, CALIFORNIA  92651

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------


 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Winners Entertainment, Inc. will be held October 15, 1996 at 10:00 a.m. local time at the Minneapolis Marriott, City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, for the following purposes:

   1. To elect four persons to serve as directors of the Company until the next annual meeting of stockholders;

   2. To amend the Company's Certificate of Incorporation to change the Company's name to "MTR Gaming Group, Inc.";

   3. To amend the Company's Certificate of Incorporation to effect a one for five reverse split of the Company's Common Stock;

   4. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 50,000,000 in the event the proposed one for five reverse stock split is not approved or from 5,000,000 to 10,000,000 in the event the reverse stock split is approved;

   5. To amend the Company's Certificate of Incorporation to create a new class of Preferred Stock;

   6.    To ratify the adoption of the Company's 1996 Stock Option Plan;

   7. To confirm Corbin & Wertz as the Company's accountants and independent auditors; and

   8. To transact such other business as may properly come before the meeting.

         Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on August 29, 1996, the record date fixed by the Board of Directors for such purposes.

                                        By order of the Board of Directors,
                                             THOMAS K. RUSSELL, Secretary

September 13, 1996


Please sign the enclosed proxy and return it promptly in the enclosed envelope. Ifmailed in the United States, no postage is required.

                          WINNERS ENTERTAINMENT, INC.
                             1461 GLENNEYRE STREET
                                    SUITE F
                        LAGUNA BEACH, CALIFORNIA  92651

                                ---------------

                                PROXY STATEMENT

                                ---------------



                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Winners Entertainment, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 15, 1996.

         A copy of the Company's report for the year ended December 31, 1995, containing financial statements for such fiscal year is enclosed herewith. This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

         Only stockholders of record as of the close of business on August 29, 1996 will be entitled to vote at the meeting and any adjournments thereof. As of that date, 18,869,397 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

         If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR (i) the election of the directors nominated herein, (ii) the adoption of an amendment to the Company's Certificate of Incorporation changing the Company's name,
(iii) the adoption of an amendment to the Company's Certificate of Incorporation effecting a one for five reverse split of the Company's Common Stock, (iv) the adoption of an amendment to the Company's Certificate of Incorporation increasing the number of shares of the Company's Common Stock from 25,000,000 to 50,000,000 if the proposed reverse stock split is not approved or from 5,000,000 to 10,000,000 if the reverse split is approved, (v) the adoption of an amendment to the Company's Certificate of Incorporation to create a new class of Preferred Stock, (vi) the ratification of the adoption of the Company's 1996 Stock Option Plan, and (vii) the ratification of the auditors. Members of the Company's management intend to vote their shares in favor of each of the proposals. A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. The election of directors requires a plurality of the votes cast at the meeting. The adoption of each of the proposed amendments to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's outstanding shares. The ratification of the adoption of the Company's 1996 Stock Option Plan and the ratification of the auditors requires the affirmative vote of a majority of the shares present at the meeting.

         Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and Ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes, but will not be counted as part of the vote necessary to approve the proposals for the election of directors or the ratification of the auditors. However, each of the proposed amendments to the Company's Certificate of Incorporation requires the affirmative vote of the majority of the Company's outstanding shares and thus an abstention will in effect be a vote against the adoption of the amendments. "Broker non-votes" (i.e., shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated in the same manner as abstentions.

         The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. In addition, the Company may also retain a proxy solicitation firm to solicit proxies, in which case, the fees of any such firm will be paid by the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of such stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses in so doing.

         The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

         The directors of the Company are elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Board of Directors (the "Board") has fixed the number of directors at four, each of whom serves for a term of one year, or until their successors are elected and qualify.

         Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual director or for all directors will be voted FOR the election of the nominees named below. The Company knows of no reason why any such nominee should be unable to serve, but if such should be the case, proxies will be voted for the election of some other person.

NOMINEES FOR DIRECTORS

         The Board has nominated the following persons to serve as Company's directors, and all proxies not marked otherwise will be voted for the such nominees, for a term expiring at the Annual Meeting in 1997:

         EDSON R. ARNEAULT, 49, has served as the Company's President and Chief Executive Officer since April 26, 1995. He is also a member of the Board and an officer and director of the Company's subsidiaries Mountaineer Park, Inc. ("Mountaineer Park"), ExCal Energy Corporation ("ExCal"), and Golden Palace Casinos, Inc. ("Golden Palace"). He has served as a member of the Board since 1992, when he was elected President of ExCal. Mr. Arneault is also president and chief executive officer of Century Energy Management Co., Inc., which he founded in 1987, and general partner of numerous partnerships directly or indirectly engaged in the development and production of oil and gas. Mr. Arneault also engages in oil and gas leasing, drilling and operation through Biscayne Petroleum Corporation, which he founded in 1987, and in natural gas transmission through Newport Transmission, Inc., which he founded in 1993. Since becoming President of the Company and Mountaineer Park, however, Mr. Arneault has devoted virtually all his time and attention to the business of the Company. Mr. Arneault is a certified public accountant, and served as a tax partner with Seidman and Seidman (now "BDO Seidman"), a public accounting firm, in Grand Rapids, Michigan, from 1977 to 1980. Mr. Arneault is a member of the Independent Producers Association of America, the Ohio Oil and Gas Association, the Michigan Oil and Gas Association and the Michigan Association of Certified Public Accountants.

         THOMAS K. RUSSELL, 43, has served the Company as its secretary, treasurer, chief financial officer, general counsel and a director since December 1989. Mr. Russell is also an officer and director of ExCal and Mountaineer Park. Mr. Russell is an attorney with responsibility for the management of compliance, litigation and general legal matters. From 1979 to 1989, he was a practicing attorney in Tustin and Palos Verdes, California emphasizing business litigation, medical malpractice and representation of American Indian Tribes in tribal and federal courts and legislative and administrative matters. Since 1975, Mr. Russell has served as an officer or director of various corporations engaged in the oil, mining, hotel, equipment leasing, wholesale travel and motion picture businesses. Mr. Russell received his Bachelor of Arts in Marketing from California State University at Fullerton in 1975 and his Juris Doctor from Pepperdine University in 1978. He has been an active member of the State Bar of California since 1979.

         ROBERT L. RUBEN, 34, is a principal in Freer & McGarry, P.C., a Washington, D.C. law firm, where he has practiced since 1991. Mr. Ruben is also a director of Mountaineer Park. From 1986 to 1988, Mr. Ruben was associated with the firm of Bishop, Cook, Purcell & Reynolds, which later merged with Winston & Strawn, and from 1989 to 1991, Mr. Ruben was associated with the firm of Wickens, Koches & Brooks. Mr. Ruben practices principally in the areas of commercial litigation and corporate/securities law. Freer & McGarry, P.C. has served as counsel to the Company since November of 1991, and Mr. Ruben has represented Mr. Arneault and various of his affiliates since 1987.

         ROBERT A. BLATT, 55, is the Chief Executive Officer of Island Golf Resorts, L.L.C., Championship Golf Enterprises, L.L.C., and Golf Development Services, Limited of St. John's Antigua, and member of the board of directors of AFP Imaging Corporation. Mr. Blatt is also a director of Mountaineer Park. Since 1979 he has been chairman and majority owner of CRC Group, Inc., and related entities, and since 1985, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of numerous public and private enterprises.
Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California (inactive) and a Registered General Principal, NASD and New York Stock Exchange, Inc.

         The Board held five regular meetings and eight special meetings during the fiscal year ended December 31, 1995. All directors attended at least 75% of the total number of meetings of the Board. Mr. Ruben and Mr. Blatt make up the Board's Compensation Committee.

 EXECUTIVE OFFICERS

         The following persons serve as the officers indicated:

                                                                              Principal
                                                                              Occupation
  Name and Address                          Position                          Last 5 Years
  ----------------                          --------                          ------------
EDSON R. ARNEAULT*                     Director,                              President, Excal Energy Corp.
7199 Thornapple River                  President, CHIEF                       and Century
Drive                                  Executive Officer                      Energy Management Co., Inc.
Ada, MI 49306

THOMAS K. RUSSELL**                    Director, Secretary and                Law, corporate finance
1461 Glenneyre                         Treasurer
Street
Laguna Beach,
CA 92651


- --------------------
 * Also an officer and director of ExCal, Golden Palace and Mountaineer Park, the Company's subsidiaries.

** Also an officer and director of ExCal and Mountaineer Park.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth, as of August 29, 1996, the ownership of the presently issued and outstanding shares of the Company's Common Stock by persons owning more than 5% of such stock, and the ownership of such stock by the Company's officers, directors and key employees, individually and as a group. As of August 29, 1996 there were 18,869,397 shares of common stock outstanding. All such shares were owned both beneficially and of record, except as otherwise noted.

                                                  AMOUNT AND
                                               NATURE OF BENE-   PERCENTAGE
 NAME AND ADDRESS                              FICIAL OWNERSHIP  OF CLASS
 ----------------                              ----------------  --------
 Edson R. Arneault(1)                          2,412,133           12.3
 7199 Thornapple Drive
 Ada, MI 49301

 Donald G. & Bonnie Saunders                   1,842,685            9.5
 1987 Family Trust(2)
 900 East Desert Inn Road, Suite 521
 Las Vegas, Nevada 89109

 Bennett Management & Development Corp.(3)
 2 Clinton Square                              1,530,000            8.1
 Syracuse, NY 13202

 Thomas K. Russell(4)                            540,626            2.8
 1461 Glenneyre Street, Suite F
 Laguna Beach, CA 92677

 Robert A. Blatt(5)                              391,684            2.1
 The CRC Group
 Larchmont Plaza
 1890 Palmer Avenue, Suite 303
 Larchmont, NY 10538

 Robert L. Ruben(6)                              113,228            0.6
 Freer & McGarry, P.C.
 1000 Thomas Jefferson Street, N.W.
 Washington, D.C. 20007

 All officers and directors as a               3,457,671           17.1
 group (4 persons)(7)

- ----------------------------------

         (1) Includes 1,652,384 shares and options to acquire beneficial ownership of 759,749 shares within 60 days held by Mr. Arneault or his affiliates.

         (2) Includes 1,216,816 shares and options to acquire beneficial ownership of 625,869 shares within 60 days.

         (3) Includes 780,000 shares for which voting rights have been assigned to the Board to satisfy licensing requirements of the West Virginia Lottery Commission.

         (4) Includes 103,810 shares and options to acquire beneficial ownership of 436,816 shares within 60 days held by Mr. Russell.

         (5) Includes 341,684 shares and options to acquire beneficial ownership of 50,000 shares within 60 days held by Mr. Blatt.

         (6) Includes 38,228 shares and options to acquire beneficial ownership of 75,000 shares within 60 days held by Mr. Ruben.

         (7)     Includes Messrs. Arneault, Russell, Blatt and Ruben.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the provisions of Section 16(a) of the Securities Exchange Act of 1934, the Company's officers, directors and 10% beneficial stockholders are required to file with the SEC reports of their transactions in the Company's securities. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that certain forms were not filed timely by the Company's officers, directors and 10% beneficial stockholders.

         Of these persons, Mr. Arneault did not file one report and filed seven late reports relating to six transactions, Mr. Russell filed three late reports relating to two transactions, Mr. Ruben filed three late reports relating to one transaction, Mr. Blatt filed three late reports relating to two transactions and Mr. Saunders did not file one report and filed six late reports relating to 10 transactions. In addition, the Company has not received at least six reports from Mr. Michael Dunn, the Company's former President, relating to nine transactions or holdings known to the Company.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded, paid to or earned by the most highly compensated executive officers of the Company whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                     =================================================
                                                                                     LONG TERM COMPENSATION
                                                                     -------------------------------------------------
                                   ANNUAL COMPENSATION                        AWARDS          PAYOUTS
                            ==========================================================================================

                                                             OTHER   RESTRICTED
                                                             ANNUAL    STOCK       OPTIONS      LTIP           ALL
                                      SALARY       BONUS     COMP.     AWARDS        SARS      PAYOUTS        OTHER
            NAME              YEAR     ($)          ($)       ($)        ($)         ($)         ($)          COMP.
            ----              ----  ---------    --------  ---------  ---------   ---------   ---------       -----
=======================================================================================================================
                                       (1)                    (2)       (3)           (4)          (5)          (6)
 EDSON R. ARNEAULT            1995   213,652     23,000          --        --       618,415          --              --
   President and CEO          -----------------------------------------------------------------------------------------
   of Mountaineer Park, Inc.  1994   188,729         --       4,021    46,000            --          --              --
   ExCal Energy Corporation   -----------------------------------------------------------------------------------------
                              1993   151,865                     --        --            --          --              --
- -----------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------
 THOMAS K. RUSSELL            1995   147,288         --          --       --        357,316          --              --
   Secretary, Treasurer, CFO  -----------------------------------------------------------------------------------------
   General Counsel of         1994   134,075         --       2,789       --             --          --              --
   Winners Entertainment,     -----------------------------------------------------------------------------------------
     Inc.                     1993   109,597     16,250          --       --             --          --              --
- -----------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------
 MICHAEL R. DUNN (6)          1995    38,659         --          --       --             --          --         176,973
   President and CEO of       -----------------------------------------------------------------------------------------
   Winners Entertainment,     1994   204,437         --      12,500       --        240,000          --              --
     Inc.                     -----------------------------------------------------------------------------------------
                              1993   161,436     36,250          --       --             --          --              --
- -----------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------
 Compensation paid to all
 officers and directors as    1995   399,599     23,000          --       --        975,731         --               --
 a group during 1995
=======================================================================================================================

- ---------------------------------

(1) Salaries for Mr. Arneault and Mr. Russell include accrued compensation for the year ended December 31, 1995 of $144,667 and $41,554, respectively. Subsequent to December 31, 1995, said amounts, together with interest at the rate of 10% per annum, were converted to shares of the Registrant's common stock at the market value of the shares on February 9, 1996, the effective date of the conversion.

(2) Represents accrued 1994 vacation compensation for executive officers distributed in 1994.

(3) Represents the dollar value of a stock award of 20,000 shares of restricted common stock.

(4) No options were granted in 1994 or 1993. All options granted by the board of directors in 1995 were approved by vote of the stockholders at the Registrant's annual meeting of shareholders held September 11, 1995.

(5)      See "Employment Agreements" below.

(6) Mr. Dunn resigned from all offices with the Registrant and its subsidiaries on April 26, 1995.

         The following table of contains information concerning the grant of stock options during fiscal 1995 to the Company's executive officers named in the Summary Compensation Table.


                             OPTIONS GRANTS IN 1995


                                                                                  ============================
                                                                                  POTENTIAL REALIZED VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION FOR
                                                                                         OPTION TERM
=============================================================================================================
                                       % OF TOTAL
                                         OPTIONS
                            OPTIONS    GRANTED IN      EXERCISE    EXPIRATION
     NAME                   GRANTED    FISCAL YEAR      PIRCE         DATE           5%              10%
     ----                   -------   ------------    ---------   -----------     --------         ---------
=============================================================================================================
                            378,415      45.98%         $1.219      Sep. 1998     $72,711          $152,686
EDSON R. ARNEAULT        ------------------------------------------------------------------------------------
                            240,000      30.00%         $2.000 (1)  Oct. 1997           0                 0
- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------
                            222,316      27.01%         $1.219      Sep. 1998     $42,176           $89.702
THOMAS K. RUSSELL        ------------------------------------------------------------------------------------
                            135,000      11.25%         $2.000 (1)  Oct. 1997           0                 0
- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------
 MICHAEL R. DUNN            240,000      20.00%         $2.000 (1)  Oct. 1997           0                 0
=============================================================================================================



- ------------------------------

(1) In October 1992, the Board granted incentive stock options to certain executive officers, key personnel and employees to purchase, in the aggregate, 1,200,000 shares of the Company's Common Stock for a price of $4.875 per share. In December, 1994, the Board voted and shareholders approved at the annual shareholders' meeting, to reduce the exercise price of such incentive stock options from $4.875 to $2.00 per share.

         The following table sets forth information regarding the number and value of options held by each of the Company's executive officers named in the Summary Compensation Table during fiscal 1995. None of the named executive officers exercised any stock options during fiscal 1995.


                         FISCAL YEAR END OPTION VALUES


=================================================================================================================
                                                                                    VALUE OF UNEXERCISED
                           NUMBER OF SECURITIES UNDERLYING                     IN-THE-MONEY OPTIONS AT FISCAL
                      UNEXERCISED OPTIONS AT FISCAL YEAR END (2)                      YEAR END ($) (1)
=================================================================================================================
       NAME                 EXERCISABLE         UNEXERCISABLE                  EXERCISABLE          UNEXERCISABLE
       ----                 -----------         -------------                  -----------          -------------
- -----------------------------------------------------------------------------------------------------------------
 EDSON R. ARNEAULT            759,749                --                            0                    --
- -----------------------------------------------------------------------------------------------------------------
 THOMAS K. RUSSELL            436,816                --                            0                    --
- -----------------------------------------------------------------------------------------------------------------
 MICHAEL R. DUNN              419,133                --                            0                    --
=================================================================================================================



- ---------------------------------

(1) Based on the market price of the Company's common stock at $0.75 on December 31, 1995, as reported by Nasdaq.

(2) On January 23, 1996, the Company, pursuant to a qualified incentive stock option plan, granted to Mr. Arneault and Mr. Russell, option to purchase 300,000 shares and 100,000 shares of the Company's common stock, respectively, at the estimated fair market value price on the date of grant of $0.5625, the options are subject to approval at the next annual meeting of shareholders. Such options grants were made in 1996, and are not reflected in the table above.



         The following table sets forth the number of options held by officers of the Company subject to repricing during the fiscal year ended December 31, 1995. See table entitled "Option Grants in 1995 - footnote (1), above.



                        TEN-YEAR OPTIONS/SAR REPRICINGS


====================================================================================================================
                                                       MARKET                                         LENGTH OF
                                                      PRICE OF         EXERCISE                       ORIGINAL
                                                      STOCK AT         PRICE AT                      OPTION TERM
                                      NUMBER OF       REPRICING         TIME OF         NEW          REMAINING AT
                                     OPTION/SARS         OR          REPRICING OR     EXERCISE         DATE OF
        NAME                 DATE      AMENDED        AMENDMENT        AMENDMENT       PRICE         REPRICING OR
                                     FISCAL YEAR        ($)               ($)           ($)           AMENDMENT
====================================================================================================================
 EDSON R. ARNEAULT         Sep. 95     240,000          1.563            4.875          2.00           2 years
- --------------------------------------------------------------------------------------------------------------------
 THOMAS K. RUSSELL         Sep. 95     240,000          1.563            4.875          2.00           2 years
- --------------------------------------------------------------------------------------------------------------------
 MICHAEL R. DUNN (6)       Sep. 95     135,000          1.563            4.875          2.00           2 years
====================================================================================================================

EMPLOYMENT AGREEMENTS

         Messrs. Arneault and Russell each have an employment agreement with the Company. Each agreement provides for a three year period of employment by the Company of each of these individuals in the office that such individual presently occupies. Both agreements terminate on May 9, 1998. Each employment agreement provides that the employee will receive a base salary with annual cost of living adjustments, increases contingent on certain events and bonuses at the discretion of the Board. In Mr. Arneault's case the base salary is $240,345 and Mr. Russell's base salary is $165,375.

         Each agreement provides that if the employee's period of employment is terminated by reason of death or physical or mental incapacity the Company will continue to pay the employee or his estate the compensation otherwise payable to the employee for a period of two years. If the employee's period of employment is terminated for a reason other than death or physical or mental incapacity or for cause, the Company will continue to pay the employee the compensation that otherwise would have been due to him for the remaining period of employment. If the employees' period of employment is terminated for cause, the Company will have no further obligation to pay the employee, other than compensation unpaid at the date of termination. The term "cause" is defined by the agreement as (i) conviction of a felony, (ii) embezzlement or misappropriation of funds or property of the Company or its affiliates, or
(iii) the employee's refusal to substantially perform, or willful misconduct in the performance of, his duties and obligations under the agreement.

         In the event that the termination of the employee's period of employment occurs after there has been a change of control of the Company and
(i) the termination is not for cause or by reason of the death or physical or mental disability of the employee or (ii) the employee terminates his employment for good reason, then the employee will have the right to receive within thirty days of the termination a sum that is three times his annual base salary, but not to exceed the amount deductible by the Company under the Internal Revenue Code of 1986. The term "change of control" means (i) any change of control of the Company that would be required to be reported on
Schedule 14A under the Securities Exchange Act of 1934, (ii) any person becoming the direct or indirect beneficial owner of 20% or more of the Company's outstanding voting securities, other than a person who was an officer or director of the Company on the date of the agreement or (iii) the circumstance in which the present directors of the Company do not constitute a majority of the Board. The term "good reason" means (i) the assignment to the employee of any duties that in the employee's judgment are inconsistent with, or constitute a diminution of, the employee's position, authority, duties or responsibilities, (ii) the employee's involuntary relocation from San Juan Capistrano, California or (iii) the Company's failure to comply with the compensation provisions of the agreement.

         Each agreement provides that, during the term of the agreement, the employee will not compete with the business or any contemplated business of the Company either individually or as an officer, director, stockholder, employee, agent, partner or consultant of any entity at any location within ninety miles of any location at which the Company does business or at which the employee knows that the Company contemplates doing business.

STOCK PERFORMANCE GRAPH

         The following graph demonstrates a comparison of cumulative total returns of the Company, the NASDAQ Market Index (which is considered to be a broad index) and an industry peer group index based upon companies which are publicly traded with the same four digit standard industrial classification code ("SIC") as the Company (SIC 7999 Amusement and Recreational Services) for the past five years. The beginning date for the graph is December 7, 1992, the date on which the Company's Common Stock was first quoted on NASDAQ. The following graph assumes $100 invested in each of the above groups and the reinvestment of dividends.


                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG WINNERS ENTERTAINMENT, INC.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

COMPANY                                        1992       1992       1993       1994        1995
- -------                                        ----       ----       ----       ----        ----
Winners Entertainment . . . . . . . .          100.00      88.71      53.23      15.32       9.68
Peer Group  . . . . . . . . . . . . .          100.00      98.50     159.70     126.70     182.72
NASDAQ Market Index . . . . . . . . .          100.00     102.56     123.02     129.17     167.54

                    ASSUMES $100 INVESTED ON DEC. 7, 1992
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1995


(1) The peer group consists of the following companies: American Bingo & Gaming; Argosy Gaming Co.; Boomtown, Inc.; Boyd Gaming Co.; Casino America, Inc.; Childrobics, Inc.; Cinema Ride, Inc.; Crown Casino Corp.; Gaming Corp. of America; Gaming World International; Global Outdoors, Inc.; Grand Casinos, Inc.; Grand Gaming Corp.; Griffin Gaming & Entertainment; Imax Co.; Jillian's Entertainment; Mirage Resorts, Inc.; Mountasia Entertainment Int.; President Casinos, Inc.; Quintel Entertainment; Renaissance Entertainment CP; S-K-I Ltd; Sands Regent; Santa Fe Gaming Corp.; Sky Games International, Ltd.; Skyline Multimedia Entertainment; Stratosphere Co.

COMPENSATION OF DIRECTORS

         Mr. Ruben and Mr. Blatt are entitled to receive a fee of $2,500 for each quarterly Board meeting that they attend and are also entitled to be reimbursed for out-of-pocket expenses incurred in attending Board meetings. Directors who are employees of the Company do not receive compensation for attendance at Board meetings, but are entitled to reimbursement for expenses that they incur in attending such meetings.

         On January 23, 1996, Mr. Ruben and Mr. Blatt were granted options to purchase 75,000 and 50,000 shares of the Company's Common Stock, respectively, at the fair market value on the date of the grant of $0.5625 per share. The options are exercisable at any time and from time to time in whole of in part for a period of five years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         On November 8, 1995, the Board voted to form an executive compensation committee consisting of Mr. Ruben and Mr. Blatt, the Company's two non-employee directors (the "Committee"). The Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policy

           The Committee's decisions with respect to executive compensation will be guided by the general principle that compensation be designed (i) to assure that the Company's executives receive fair compensation relative to their peers at similar companies; (ii) to assure that the Company's shareholders are receiving fair value for the compensation paid to the Company's executives; and (iii) to allow the Company to secure and retain the services of high quality executives.

         The Company's compensation program will consist of three elements: a base salary; annual incentives in the form of cash or restricted stock bonuses; and long-term incentives in the form of stock options. The Committee believes that annual incentives, or bonuses, should be used to reward an executive for exceptional performance. The determination of what constitutes exceptional performance is, at this stage, a subjective judgment by the Committee based on the executive's contribution to the Company's revenues, legislative and regulatory efforts, recruitment of high quality personnel, elevating public awareness and perception of the Company's gaming resort, and development of the Company's prospects.

         Stock options allow the Company to motivate executives to increase stockholder value. This type of incentive also allows the Company to recruit members of the management team whose contributions and skills are important to its long-term success. In light of the Company's history of operating losses and periodic cash flow shortages, incentives in the form of stock options provide a method of increasing an executive's overall compensation to competitive levels without cash expenditures.

         For the next three years, the base salary for the Company's two executives, Mr. Arneault and Mr. Russell, has been established, subject to annual cost of living adjustments, pursuant to employment contracts that were executed in May of 1994. Raises in base salary tied to increases in the number of video lottery terminals in operation at the Company's resort were also established by the employment contracts. Further, in connection with the Company's recent second mortgage financing, the Company agreed that no executive's salary would be raised more than 20% per year while the second mortgage is outstanding. The Committee will, of course, comply with that agreed restriction on executive compensation.

         Because of the Company's then existing cash flow, a total of $186,221 of base salary, bonus and other accrued compensation owed to the Company's executives remained unpaid at December 31, 1995. To address this situation, the Committee recommended, and on February 9, 1996, the Board agreed, to issue in the aggregate approximately 466,676 shares of the Company's Common Stock to the executives in satisfaction of this underpayment (plus accrued interest of $3,366 calculated at the rate of 10% per annum) based on that day's closing market price of $.40625 per share. The agreements pursuant to which the shares were issued provide that, for a term of one year, in the event the executives propose to sell any of the shares, they shall be required to notify the Company of such intention, and the Company shall have the option to repurchase the shares at $1.00 per share. The Company may also, at its sole option, redeem the shares at any time for $1.00 per share.

         The executives' employment agreements also provide that bonuses may be awarded in the discretion of the Board. The Board, in turn, has delegated to the Committee the task of recommending annual bonuses.


Chief Executive Officer Compensation

         During 1995, Mr. Arneault, who became chief executive officer of the Company and its Mountaineer Park, Inc. subsidiary in April upon the resignation of Michael Dunn, was paid in accordance with his employment contract, modified as set forth above by the issuance of 361,017 shares of the Company's Common Stock in satisfaction of $146,663.29 of salary.

         Mr. Arneault was granted a bonus of $23,000 for 1995. Because of the Company's then existing cash flow, however, the bonus remained unpaid at December 31, 1995. To address that situation, the Committee recommended, and the Board approved as part of the February 9, 1996 agreement, to issue Mr. Arneault 56,615 shares of the Company's Common Stock in satisfaction of this underpayment based on that day's closing market price of $.40625 per share.
The shares are subject to the same restrictions on resale and redemption rights that govern the shares issued in consideration of unpaid salary as described above.

         In January of 1996, the Committee recommended, and the Board approved
- -- subject to shareholder approval -- that Mr. Arneault be granted options to purchase 300,000 shares of the Company's Common Stock pursuant to the Company's 1996 Stock Option Plan. In deciding upon Mr. Arneault's bonus and the award of options, the Committee took into account (i) Mr. Arneault's increased responsibilities as chief executive officer; (ii) his continued responsibility for the implementation of the Company's plan of divestiture of its oil and gas assets; (iii) his success in substantially increasing the Company's revenues; and (iv) his successful management of the Company's relationship with West Virginia racing and lottery officials when the late filing of financial reports by Bennett Management & Development Corporation, the Company's construction lender, jeopardized the June 1995 renewal of the Company's racing and lottery licenses. It is contemplated that the Company will enter into a new employment agreement with Mr. Arneault in 1996 to reflect his new position and duties with the Company. Any new agreement will be consistent with the policy stated above.

                          Respectfully submitted,

                                        Robert A. Blatt
                                        Robert L. Ruben


                              CERTAIN TRANSACTIONS

         On December 16, 1994, ExCal entered into an agreement to sell its Ohio oil and gas leases pursuant to the Company's March 1993 plan of orderly liquidation to Development & Acquisition Ventures in Energy, Inc. ("DAVE"), a corporation that is controlled by David T. Arneault, the brother of Edson R. Arneault. The buyer agreed to pay ExCal a total of $450,000 in the form of (i) a promissory note in the amount of $300,000 bearing interest at 8% per annum and payable in monthly installments of $10,000 beginning six months after the sale and (ii) $150,000 payable from 50% of the portion of the monthly net revenues of the wells in excess of $10,000. In addition, if the leases are sold, ExCal is to receive any unpaid balance of the $150,000 plus 50% of the payments received from the sale. The bid submitted by DAVE was the highest of four independent bids received by the Company. DAVE is current in its payments under the notes.

         The original acquisition of the oil and gas leases by ExCal was part of a larger transaction involving the acquisition by ExCal of 77 operating gas wells formerly owned by 18 limited partnerships (the "Partnerships") controlled by Edson R. Arneault in exchange for $100,000 in cash, a $790,000 non-interest bearing note (of which $100,000 was paid on

December 31, 1992, the balance being due during 1993) and 50,000 shares of the Company's Common Stock. The Company and the Partnerships entered into modifications of their agreement dated March 25 and November 17, 1993, March 30, August 10, and September 30, 1994, March 30, 1995 and October 1, 1995. Under the terms of the September 30 modification, the balance remaining to be paid by the Company to the Partnerships was $590,000, which the Company satisfied by the payment of $100,000 in cash and the issuance of 98,333 shares of its Common Stock to the Partnerships. The shares issued to the Partnerships, together with 5,000 additional shares issued in consideration of the Partnerships' agreement to extend the date for registration, were to be registered for public sale under the Securities Act. Because the registration statement covering the Partnerships' shares did not become effective before March 31, 1995, the March 30, 1995 modification of the agreement (i) increased the interest rate on the note representing the $590,000 balance to 10%, (ii) reduced the balance to $467,084 by crediting the note with the average share price of the Company's Common Stock for the first 14 days that the shares were eligible for sale under Securities and Exchange Commission rule 144, and (iii) amended the payment schedule to provide for payments of interest only from May 1, 1995 through October 1, 1995 and twelve payments of principal and interest from November 1, 1995 through October 1, 1995 calculated on a 36 month amortization schedule with a balloon payment of the unpaid balance on October 1, 1995. Pursuant to the October 1, 1995 modification, the outstanding balance was retired through the issuance of 373,600 shares of the Company's Common Stock.

         During 1994 and 1995, various corporate affiliates of Mr. Arneault advanced an aggregate sum of approximately $100,000 to ExCal primarily to cover overhead expenses in connection with the maintenance of leases and other costs associated with the Company's existing oil and gas interests in Michigan and the Company's former interests in Ohio. In February 1996, such accrued amount, along with accrued interest at the rate of 10% per annum, was converted into a demand promissory note in the principal amount of $100,218 payable to Mr. Arneault at the rate of 10% per annum.

         To assist Fleur-David Corporation, the Company's joint venture partner in rework activities related to the Company's plan of orderly liquidation of its oil and gas interests in Michigan, Mr. Arneault purchased 25,000 shares of the Company's Common Stock held by Fleur-David in July 1995 in a private transaction.

         During 1995, Thomas Russell and Mark C. Russell, his brother, each purchased a working interest in the Marathon-Otter Lake oil and gas reserves in Michigan, owned in part by the joint venture between the Company and Fleur-David for an aggregate amount of approximately $50,000. The subject working capital interests and others were offered by Fleur-David to raise capital to finance further rework and remediation activities at the property.

         Mr. Robert Ruben is a principal in the law firm of Freer & McGarry, P.C., which has performed legal services for the Company since 1991. During the fiscal year ended December 31, 1995, the Company paid Freer & McGarry the sum of $86,295 for legal services. The

Company and Freer & McGarry anticipate that the law firm will perform legal services for the Company in the future.

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

         A proposal will be presented at the Annual Meeting to amend the Company's Certificate of Incorporation to change the Company's name to "MTR Gaming Group, Inc." The new name is derived from Mountaineer Race Track and Gaming Resort and, coupled with the planned relocation of the Company's headquarters from California to West Virginia, is designed to demonstrate that the Company's primary focus is on the operation of Mountaineer. The text of the proposed amendment is attached as Exhibit A.

         The affirmative vote of a majority of the Company's outstanding Common Stock is required for the approval of the amendment. The management of the Company recommends a vote FOR the amendment.

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT

         A proposal will be presented at the Annual Meeting to amend the Company's Certificate of Incorporation to effect a one for five reverse split of the Company's Common Stock whereby every five shares prior to the split will become one share after the split. The text of the proposed amendment is attached as Exhibit B.

         The purpose of the reverse split is (i) to make the stock more attractive to investors and (ii) to increase the per share trading price of the Company's Common Stock in an effort to qualify the Common Stock during fiscal year 1997 for listing on the Nasdaq Stock Market Nation Market System and to make the Common Stock eligible for inclusion as margin stock under the margin rules of the SEC.

         A stock that trades for a continued period of time outside a broad middle range of prices is less attractive to both investors and to broker/dealers who wish to make a market in the stock. For two years, the Company's Common Stock has traded at prices below the low end of that range. The Company believes that one of the reasons for this is the large number of shares that are outstanding compared to the market interest in the stock and that the proposed reduction in the number of outstanding shares will help to remedy this situation.

         An issuer of common stock must satisfy several criteria in one of two alternatives in order for the common stock to be listed on the National Market System. Under the first alternative:

                 (1) The issuer must have had annual pre-tax income of at least $750,000 and net income of at least $400,000 in the most recently completed fiscal year or in two of the last three most recent fiscal years.

                 (2) There are 500,000 publicly held shares.

                 (3) The market value of the publicly held shares is at least $3,000,000.

                 (4) The price per share on each of the five business days prior to the date of application by the issuer is $5 or more.

                 (5) The issuer has net tangible assets of at least $4,000,000.

                 (6) The issuer has a minimum of 800 shareholders if the issuer has 500,000 to 1,000,000 shares publicly held or 400 shareholders if the issuer has either (i) over 1,000,000 shares publicly held or (ii) over 500,000 shares publicly held and average daily trading volume in excess of 2,000 shares per day for the six months preceding the date of application.

                 (7) At least two dealers act as Nasdaq market makers with respect to the security.

                 Under the second alternative:

                 (1) The issuer must have net tangible assets of at least $12,000,000.

                 (2) There are at least 1,000,000 publicly held shares.

                 (3) The market value of the publicly held shares is at least $15,000,000.

                 (4) The price per share on each of the five business days preceding the application is $3 or more.

                 (5) At least two dealers act as Nasdaq market makers.

                 (6) The issuer has a three-year operating history.

                 (7) The issuer has a minimum of 400 shareholders.

                 The Board believes that the listing of the Company's Common Stock on the National Market System would increase the market interest in the Common Stock. In addition, the listing of the Common Stock on the National Market System would exempt the stock from many provisions of the securities laws of most of the states. Although an increase in the bid price of the Company's Common Stock would not in itself be sufficient to meet all of the Nasdaq listing criteria at the present time, the Board believes that the Company will meet the other listing criteria after the end of the current fiscal year. Accordingly, the Board has proposed the reverse stock split in order to increase the bid price of the Company's Common Stock to a point that will satisfy the listing price criterion. Although there can be no assurance that the price would increase sufficiently to meet the National Market System criterion, the

Company's management nevertheless believes that the action should be taken in order to increase the bid price and attempt to qualify.

         If this amendment is approved, each holder of Common Stock will own one share for each five shares owned before the approval of the amendment. In this event, each holder will be notified of the procedure to be followed in exchanging certificates representing the old number of shares for certificates representing the new number of shares. If the reduction in the number of outstanding shares should result in the creation of fractional shares, no fractional shares will be issued and the holder will receive cash in the amount of the fair market value of the fractional shares to which the holder would otherwise be entitled.

         The affirmative vote of the majority of the outstanding shares of the Company's Common Stock is required for the approval of the amendment. Management of the Company recommends a vote FOR the amendment.

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
              INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         A proposal will be presented at the Annual Meeting to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 25,000,000 shares to 50,000,000 shares (in the event the proposed one for five reverse split is not approved) or from 5,000,000 shares to 10,000,000 shares (in the event the proposed one for five reverse split is approved). A copy of the proposed alternative amendments is attached as Exhibit C. The purpose of this amendment is to provide a sufficient number of shares for the Company to honor its obligation to issue shares of its common stock under various contractual agreements and to provide a sufficient number of shares to be used for corporate purposes in the future. Additionally, the Company's failure to amend the Certificate of Incorporation by October 30, 1996 to increase the number of authorized shares of Common Stock from 25,000,000 shares to at least 30,000,000 shares (pre-reverse split) would constitute an event of default under the Company's recent $5,000,000 second mortgage loan.

         On July 2, 1996, the Company borrowed $5,000,000 from Madeleine, LLC pursuant to a Term Loan Agreement. As part of the transaction, Madeleine also provided a Financing Commitment to lend the Company, pursuant to the terms and conditions thereof, an additional $11.1 million for the purpose of refinancing the loan held by Bennett Management & Development Corporation. As part of the consideration for the placement of the loan and the Financing Commitment, the Company was required to issue the lender warrants to purchase 1,491,250 shares of the Company's Common Stock at a price of $1.06 per share and to issue affiliates of the lender warrants to purchase an aggregate 50,000 shares of the Company's Common Stock at a price of $.80 per share as consideration for a bridge loan they had provided in the amount of $250,000 pending the closing of the $5,000,000 Term Loan. If the Company borrows the additional $11.1 million pursuant to the Financing Commitment, the lender would be entitled to additional warrants to purchase 1,632,140 shares of the Company's Common Stock at a price of $1.06 per share as well as the delivery of 550,000 shares of the Company's Common Stock. Further, pursuant to the Term Loan Agreement and the Financing Commitment, the Company is required to issue additional warrants and shares at the anniversary dates of loans made by the lender based on the outstanding principal balances of the loans at such anniversary dates.

         In order to assure that the Company would have a sufficient number of authorized but unissued shares of Common Stock available from which to honor its commitments with respect to issuance of stock and warrants under the Term Loan Agreement and the Financing Commitment (should the Company borrow additional funds from the lender), and in light of the Company's previous commitments to issue common stock in the future pursuant to the exercise of outstanding options and warrants, price guarantees, or otherwise, the First Amendment of the Term Loan Agreement provides that the Company shall be in default if it does not amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to at least 30,000,000 shares within 120 days after the closing of the loan, or October 30, 1996. If the Company were to default, the lender would be permitted to accelerate the maturity date of the loan. This would have a material adverse effect on the Company's financial condition.

         While the Company has no plans to issue shares of its Common Stock other than pursuant to its current contractual obligations, the authorization of additional shares would also give the Company flexibility in the future to utilize the Common Stock in seeking capital or in making acquisitions.

         The favorable vote, either in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock is required to approve the proposed amendment. The Board recommends a vote FOR the approval of the amendment.



            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                      TO CREATE A CLASS OF PREFERRED STOCK

         A proposal will be presented at the meeting to amend the Company's Certificate of Incorporation to create a class of preferred stock consisting of 5,000,000 shares. A copy of the proposed amendment is attached as Exhibit D.

         The proposed amendment creates, in accordance with Delaware law, a number of shares of preferred stock without any provisions with respect to voting rights, dividend rights, liquidation rights, conversion rights, sinking fund provisions, redemption provisions or any other provisions relating to the terms and conditions of the preferred stock. The proposed amendment allows the Board to issue the shares of preferred stock in separate series, each of which would have such rights as the Board determines at the time of issuance. This would allow the Board to create a series of preferred stock that had rights greater than the rights of the Common Stock.

         The Company has no present plans to issue any shares of preferred stock. However, management of the Company believes that the Company should have the ability to issue preferred stock to facilitate business transactions that the Company may desire to enter into on such terms and conditions as will facilitate the consummation of such transactions.

         The adoption the proposed amendment requires the favorable vote of a majority of the Company's outstanding shares. Management recommends a vote FOR the adoption of the amendment.

                      RATIFICATION OF ADOPTION OF EMPLOYEE
                               STOCK OPTION PLAN

         The Company's Board of Directors has adopted, subject to the approval of the Company's stockholders, the Company's 1996 Stock Option Plan (the "Plan"). The Board has reserved 500,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options issued under the Plan. A copy of the proposed Plan is attached as Exhibit E.

         Under the terms of the Plan, the Board may issue options to those persons whom the Board deems to be "key employees" of the Company and who may include officers of the Company. However, no director may vote upon the grant of options to himself. The options to be granted under the Plan may be either incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified options that are not eligible for such treatment. Approximately ten employees of the Company are eligible to participate in the Plan.

         The exercise price for any incentive stock option may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the Company's common stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option may not be less than 85% of the fair market value of the stock on the date of grant. The aggregate fair market value of the shares that may be subject to any incentive stock option granted to any participant may not exceed $100,000. There is no comparable limitation with respect to non-qualified stock options.

         All incentive stock options granted under the Plan will be exercisable in whole or in part during the period beginning on the date the option is granted and ending five years from such date. Non-qualified stock options may be granted, in the discretion of the Board, having an exercise period of up to ten years and may be exercised in whole or in part at any time within such period. The right of exercise will be cumulative, so that shares that are not purchased in one year may be purchased in a subsequent year. No incentive stock option granted to any employee may be exercised while any incentive stock option previously granted to such employee is outstanding. Upon exercise of any option, in whole or in part, payment in full is required for the number of shares purchased. Payment may be made in cash, by delivery of shares of the Company's common stock of equivalent fair market value or by any other form of legal consideration that is acceptable to the Board.

         If an employee's employment is terminated by reason of death or disability, either the employee or his or her beneficiary will have the right for one year to exercise the option to the extent the option was exercisable on the date of death or disability. If an employee retires after age 60, he or she may, for a period of three months, exercise the option to the extent that it was exercisable on the date of retirement. If an employee's employment is terminated for any reason other than death, disability or retirement, any option held by such employee shall terminate on the same date.

         The Plan will be administered by the Board, which is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the employees to whom, and the time, terms and conditions under which, options may be granted. The Board is also authorized to adjust the number of shares available under the Plan, the number of shares subject to outstanding options and the option prices to take into account the Company's capitalization by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or otherwise.

         The Board may amend, suspend or terminate the Plan in any respect at any time. However, no amendment may (i) increase the number of shares reserved for options under the Plan, (ii) modify the requirements for participation in the Plan, or (iii) modify the Plan in any way that would require stockholder approval under the rules and regulations under the Securities Exchange Act of 1934.

         Under current Federal law, no taxable income will be recognized by the recipient of an incentive stock option within the meaning of Section 422 of the Code upon either the grant or exercise of the incentive stock option (provided the exercise occurs while the participant is an employee of the Company or within three months after termination of employment), nor will a deduction be allowed the Company by reason of the grant or exercise, provided the employee does not dispose of the shares issued upon exercise within two years from the date the option was granted and within one year from the date the shares were issued. If the recipient fails to satisfy these holding period requirements, the difference between the amount realized upon disposition of the shares and the adjusted basis of the shares is includible as compensation in the recipient's gross income and the Company will be entitled to a deduction in that amount.

         Under current law, the holder of a non-qualified stock option is taxable at the time of exercise on the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon disposition of the stock, the stockholder is taxable upon the difference between the basis of the stock (which is equal to the fair market value at the time the option was exercised) and the amount realized upon the disposition.

         In January 1996, the Board approved the issuance of options to purchase an aggregate of 500,000 shares of its common stock at $0.5625 per share, which was the fair market value on the date of grant, subject to approval of the Plan by the Company's stockholders. Mr. Arneault received 300,000 and Mr. Russell received 100,000 of these options. The term of all of these options is five years.

         The Board believes the Plan will further the growth and development of the Company by issuing options to certain key employees as an incentive for stock ownership. It is contemplated that the Plan will provide such persons with increased interest in the Company's success as they increase their proprietary stake in the Company.

         The favorable vote, either in person or by proxy, of the holders of a majority of the common shares is necessary for the adoption of the Plan. The Board recommends a vote FOR the adoption of the Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

         The Board has selected the firm of Corbin & Wertz, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1996, subject to ratification by the stockholders. Corbin & Wertz has served as the Company's auditors since 1991.

         The Board recommends a vote FOR ratification of this selection.

         It is expected that a member of the firm Corbin & Wertz will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

                             FINANCIAL INFORMATION

         The Financial Statements of the Company included in the Company's Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS FOR NEXT MEETING

         Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 1997 must be received by the Company's executive offices not later than May 10, 1997. Proponents should submit their proposals by Certified Mail--Return Receipt Requested.

NO OTHER BUSINESS

         Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.


September 13, 1996                      WINNERS ENTERTAINMENT, INC.
                                        Thomas K. Russell, Secretary

                                   Exhibit A

                                   Article I

             The name of the Corporation is MTR Gaming Group, Inc.

                                   Exhibit B

                                   Article IV

         (b) The 18,869,397 shares of the common stock of the Corporation, par value $.00001 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and are by this means automatically reclassified and changed (without any further act) into 3,773,879 fully paid and non-assessable shares of the common stock of the Corporation, par value $.00001 without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. The fractional share interests that occur as a result of the foregoing reclassification and change shall be aggregated by the transfer agent of the Corporation and the shares resulting from such aggregation shall be sold by the transfer agent and the net proceeds received from such sale shall be allocated and distributed among the holders of such fractional interests in shares as their interests may appear.

                                   Exhibit C

                                 Alternative 1

                                   Article IV

         The number of shares which the Corporation shall have the authority to issue is 50,000,000, all such shares to be of a single class of common stock with the par value of $.0001 per share.

                                 Alternative 2

                                   Article IV

         The number of shares which the Corporation shall have the authority to issue is 10,000,000, all such shares to be of a single class of common stock with the par value of $.00001 per share.

                                   Exhibit D

                                   ARTICLE IV

                 (a) The number of shares which the Corporation shall have the authority to issue is 55,000,000, of which 50,000,000 shall be shares of a single class of Common Stock with a par value of $.00001 per share and 5,000,000 shall be shares of preferred stock as described in Section (b) of this Article IV.

                                      or

                 if the reverse stock split is approved:

                 (a) The number of shares which the Corporation shall have the authority to issue is 15,000,000, of which 10,000,000 shall be shares of a single class of common stock with a par vlaue of $.00001 per share and 5,000,000 shall be shares of preferred stock as described in section (b) of this Article IV.

                 (b) Shares of preferred stock may be issued from time to time in one or more series, each series to have such distinctive designation or title as may be fixed by the board of directors prior to the issuance of any shares of preferred stock. Each such series may differ from every other series already outstanding, as may be determined from time to time by the board of directors prior to the issuance of any shares thereof, in any or all of the following respects:

                 (1) The right, if any, to vote on any matter presented to the stockholders, including the right to vote in the event of the failure to the corporation to pay dividends;

                 (2) The rate of dividend which the preferred stock of any such series shall be entitled to receive;

                 (3) The amount per share which the preferred stock of any such series shall be entitled to receive in case of the redemption, or in of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation;

                 (4) The right, if any, of the holders of preferred stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion; and

                 (5) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the preferred stock of any such series; provided, however, that no such sinking fund or redemption or purchase account shall be provided for the preferred stock of any series unless the preferred stock of all other series outstanding at any time during which the operation of such fund or account shall be entitled to share (in such manner as the board of directors may determine) in the benefits of such fund or account, pro rata, according to the number of shares outstanding from time to time in each such series.

                 The description and terms of the preferred stock of each series in respect of the foregoing particulars shall be fixed and determined by the board of directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series, shall be summarized in the certificates representing the shares of each such series and shall be set forth in a certificate of designations executed, acknowledged, filed and recorded in accordance with the law of the State of Delaware. All shares of preferred stock shall be of equal rank and shall be identical in all respects except in respect of the particulars that may be fixed by the board of directors as provided in this section (b) of Article IV and all shares of each series shall be identical in all respects.

                                   Exhibit E


                          WINNERS ENTERTAINMENT, INC.

                   -------------------------------------------


                             1996 STOCK OPTION PLAN

                   -------------------------------------------


         1. PURPOSE. The purpose of this Plan (the "Plan") is to further the growth and development of Winners Entertainment, Inc. (the "Company") and related corporations, by issuing to certain key employees (including officers) of the Company and any parent or subsidiary corporation, as an incentive and encouragement to stock ownership, options to purchase shares of the Company's common stock. It is contemplated that the Plan will provide such persons with increased interest in the Company's success as they increase their proprietary stake in the Company.

         2. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of this Plan, the Board shall have plenary authority to administer the Plan, including authority to determine the officers and key employees to whom options pursuant to this Plan ("Options") should be granted, and the time or times at which Options should be granted and the period for which they should be exercisable; to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating thereto as it may deem appropriate; provided that no member of the Board shall vote with respect to the issuance of Options to himself.

         3. GRANT OF OPTIONS. Options to purchase shares of the Company's common stock conforming to the provisions of this Plan ("Options") may from time to time be granted on behalf of the Company by the Board. The officers and other key employees of the Company or of any subsidiary corporation to whom Options are to be granted, the number of shares to be optioned to each, and the Option price shall be determined by the Board. Options granted under this Plan may be either non-qualified stock options or incentive stock options ("Incentive Stock Options") as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At the time each Option is granted, the Board shall designate such Option as either a non-qualified stock option or an Incentive Stock Option.

         4. SHARES SUBJECT TO THE PLAN. The shares to be optioned (the "Shares") shall consist of authorized and unissued shares of common stock of the Company or shares of its common stock reacquired by the Company, not to exceed in the aggregate 500,000 shares. Any Shares subject to Options that shall have terminated for any reason other than by exercise shall be available for subsequent optioning.

         5. ANNUAL LIMIT. To the extent that the aggregate fair market value (determined as of the time the Option is granted) of stock with respect to which Incentive Stock Options (determined without regard to this Section 5) are exercisable for the first time by any employee during any calendar year, under this Plan or any other Incentive Stock Option Plan of the Company and/or any parent or subsidiary of the Company, exceeds $100,000 (or such higher amount as may be permitted by applicable provisions of the Code now or as hereafter amended), such options will be treated as options which are not Incentive Stock Options.

         6. ELIGIBILITY. All officers and key employees of the Company and officers and key employees of any subsidiary corporation shall be eligible to receive Options. In granting Options, the Board may include or exclude previous participants in the Plan. No director shall be eligible to receive Options unless such director is also an officer or employee of the Company or a parent or subsidiary corporation. As used herein, the term "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

         7. OPTION PRICE. (a) The price of each Incentive Stock Option shall be not less than 100% of the fair market value of the stock subject to the Option on the date the Option is granted. The price of each non-qualified stock option shall be not less than 85% of the fair market value of the stock subject to the option on the date the option is granted. In the case of any grant of Incentive Stock Options to a holder of more than 10% of the voting power or value of all classes of the Company's stock (or that of its parent or subsidiary), the price at which such Shares may be optioned shall be not less than 110% of their fair market value at the time such Options are granted, and such Options by their terms shall not be exercisable after the expiration of 5 years from the date of issuance.

         (b) Fair Market Value. For purposes of the Plan, the "fair market value" of a share of the Company's common stock as of a given date shall be (i) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then traded, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's common stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the common stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the common stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Company's common stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the common stock on such date as determined in good faith by the Board; or (iv) if the Company's common stock is not publicly traded, the fair market value established by the Board acting in good faith at each time such Options are granted by it. In addition, with respect to any Incentive Stock Option, the fair market value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an Incentive Stock Option Plan under the Code.

         8. OPTION PERIOD. (a) Subject to Section 15, the period for exercising an Incentive Stock Option (the "Exercise Period") granted under this Plan shall be the period beginning on the date the Option is granted and ending five years from the date the Option is granted; except that:

      (i) If a participant, being over the age of 60 years, retires during the Exercise Period, such Option shall be exercisable by him or her only during the three months following his or her retirement, but in no event after the expiration of the Exercise Period.

     (ii) In the case of the death or permanent and total disability of a participant, such Option shall be exercisable by the executors, administrators, legatees or distributees of his or her estate only during the 12 months following his or her death or disability, but in no event after the expiration of the Exercise Period.

    (iii) If a participant voluntarily ceases to be an employee of the Company or is dismissed for cause, such Option shall terminate as of the date of the cessation of his or her employment.

Subject to clauses (i), (ii) and (iii) of this Subsection (a), an Option may be exercised at any time and from time to time, in whole or in part, during the Exercise Period.

         (b) At the discretion of the Board, non-qualified stock options may be granted for a duration not to exceed 10 years from the date the Option is granted and may be exercisable in whole or in part at such time or times as the Board shall designate at the time of grant.

         9. PAYMENT FOR SHARES. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be made (i) in cash or by certified or bank cashier's check at the time the Option is exercised, or (ii) at the discretion of the Board, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 10 of this Plan, or (C) in any other form of legal consideration that may be acceptable to the Board. A participant shall have none of the rights of a stockholder until certificates for the Shares purchased are issued to him or her, and no certificates shall be issued until full payment for the shares subject thereof has been made.

         10. NON-ASSIGNABILITY. (a) Options granted pursuant to this Plan shall be non-transferrable except by will or pursuant to laws of descent and distribution, and shall be exercisable, during a participant's lifetime, only by him or her.

         (b) Shares issued upon exercise of these Options shall, unless a registration statement under the Securities Act of 1933 (the "Act") is effective with respect to such shares, containing such current information as is required by the rules and regulations under the Act, bear a legend to the effect that such Shares have not been registered under the Act and may not be transferred unless the Company shall have received an opinion of counsel satisfactory to the Company that such registration is not required.

         11. CONDITIONS TO EXERCISE OF OPTIONS. (a) No Option shall be exercisable for less than 100 Shares at any one time (or the remaining Shares then purchasable under the Option, if less than 100 Shares).

         (b) No Option shall be granted or exercised if the grant of such Option or the exercise and the issuance of Shares pursuant thereto would be contrary to law or the regulations of any duly constituted authority having jurisdiction over either the Company or the grant of options. The Board may, in its discretion, as a condition to the issuance of any Shares, require that the participant shall execute a certificate, in form and substance satisfactory to the Company and its counsel, representing, warranting and agreeing that he or she is acquiring the Shares for his or her own account, for investment and not with a view to or in connection with any distribution, and that he or she will not transfer such Shares unless, in the opinion of counsel to the Company, such transfer would not result in any violation of state or federal securities laws, either in connection with the transfer of such Shares or their issuance.

         12. AMENDMENT. (a) The Board may at any time, and from time to time, amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will: (i) increase the number of shares reserved for Options under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of
1934); or (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide the participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

         13. TERMINATION OR SUSPENSION. (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 1, 2006. No Options shall be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan without the consent of the participant, except as provided by Sections 14 and 15 of the Plan.

         14. ADJUSTMENTS IN COMMON STOCK. If the Company shall combine, subdivide or reclassify its shares of common stock generally (including those Shares which have been or may be optioned), or shall declare thereon any dividend payable in shares of common stock, or shall reclassify or take any other action of a similar nature affecting its common stock, then the number and class of shares of stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and, in the case of Options outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such Options and the Option price per Share shall be adjusted to such extent as the Board shall determine to be necessary to preserve unimpaired the rights of the participants, and each and every such determination shall be conclusive and binding upon each participant.

         15. REORGANIZATION. (a) In case of any one or more reclassifications, changes or exchanges of outstanding shares of common stock or other stock (other than as provided in Section 14), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than transactions in which the Company continues to exist and which do not result in any reclassification, change or exchange of outstanding shares of the Company), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety (any and all of which are hereinafter called "Reorganization"), the holder of each Option then outstanding shall have the right, upon any subsequent exercise thereof, to acquire the same kind and amount of securities and property which such holder would then hold if such holder had exercised such Option immediately before the first of any such Reorganizations, and had continued to hold all securities and property which came to such holder as a result of that and subsequent Reorganizations, less all securities and property surrendered or cancelled pursuant to any of the same, the adjustment rights in Section 14 and this
Section 15 being continuing and cumulative, except that, notwithstanding any provisions of Section 8(a) to the contrary, the Board shall have the right in connection with any such Reorganization, to terminate the Exercise Period upon not less than 30 days written notice to the holders of outstanding Options, and in such event all outstanding Options, other than Options as to which one of the events referred to in Section 8(a) have occurred, may be exercised only to the extent thereby permitted, in each case only at a time prior to such Reorganization. A liquidation shall be deemed a Reorganization for the foregoing purposes.

         (b) In the event of a Reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar Options for those outstanding under the Plan, then, with respect to Options held by persons then employed by the

Company, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event as provided in paragraph (b) of this Section 15.

         16. SHARES TO BE RESERVED. The Company shall at all times during the term of this Plan reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options granted hereunder.

         17. OTHER TERMS. Any Option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Board or by legal counsel to the Company, and with respect to Incentive Stock Options, such other terms shall include those which, together with the terms of this Plan, shall qualify such Option under Section 422 of the Code.

                                    PROXY

                         WINNERS ENTERTAINMENT, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 15, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Edson R. Arneault and Thomas K. Russell, and each of them, with full power of substitution, as the proxies of the undersigned to vote all the undersigned's shares of the Common Stock of Winners Entertainment, Inc. (the "Corporation") at the Annual Meeting of the Corporation's Stockholders to be held at the Minneapolis Marriott, City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 on October 15, 1996 at 10:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

1.  ELECTION OF DIRECTORS
    FOR all nominees listed below       WITHHOLD AUTHORITY

      Edson R. Arneault            Thomas K. Russell     Robert L. Ruben
      Robert A. Blatt

               (The Board of Directors recommends a vote FOR.)
      This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders.

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such names or names in the space provided below.)


- -------------------------------------------------------------------------------
2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "MTR GAMING GROUP, INC.". (The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR FIVE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK. (The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

4. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO 50,000,000 IF THE ONE FOR FIVE REVERSE STOCK SPLIT IS NOT APPROVED OR TO 10,000,000 SHARES IF THE REVERSE STOCK SPLIT IS APPROVED.

(The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

5. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CREATE A NEW CLASS OF PREFERRED STOCK. (The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

6. PROPOSAL TO RATIFY THE ADOPTION OF THE COMPANY'S 1996 STOCK OPTION PLAN. (The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

7. PROPOSAL TO CONFIRM THE SELECTION OF CORBIN & WERTZ, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996. (The Board of Directors recommends a Vote FOR.)

           FOR                  AGAINST                 ABSTAIN

8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

                                                 DATED:                 , 1996.
                                                       -----------------


                                                 -----------------------------
                                                 Signature



                                                 -----------------------------
                                                 Signature if held jointly



          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE